Exhibit 99.3

National Financial Partners Names Donna J. Blank Chief Financial Officer

NEW YORK, NY – August 5, 2008 – National Financial Partners Corp. (NYSE: NFP), a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, today announced that Donna J. Blank will join the company, effective September 1, 2008, as chief financial officer and executive vice president of NFP. Ms. Blank will report directly to Jessica M. Bibliowicz, NFP’s chairman, president and chief executive officer.

Prior to joining NFP, Ms. Blank served as chief financial officer of Financial Guaranty Insurance Company (FGIC), both before and subsequent to its sale by GE Capital Corporation to an investor group in late 2003. In that role, she was responsible for directing the company’s financial operations, including financial reporting, financial and capital planning, accounting, treasury and tax. She also managed the Information Technology department. Following the sale, she established a stand-alone finance and technology infrastructure for FGIC.

“We are very pleased to welcome Donna Blank to NFP’s senior management team,” said Ms. Bibliowicz. “Donna is an experienced CFO whose broad background, perspective and disciplined approach to financial planning and reporting and process improvement will enhance our ability to manage growth, optimize our capital structure, support our owned firms and create value for our shareholders.”

“I’m excited to be joining NFP, a company with a powerful distribution-based business, strong cash flow and a strong balance sheet,” said Ms. Blank. “I look forward to working with the company’s management team to drive growth in the business and value for shareholders.”

Ms. Blank, 47, joined FGIC in 1997, when it was a GE subsidiary, and after serving in several financial roles became CFO in 2003. Prior to that, Ms. Blank was manager of financial planning and analysis for a GE insurance unit, and before that, director of budget and planning for the Robert Plan Insurance Company. Previously she worked for both The Rand Corporation and the City of New York. Ms. Blank received a Bachelor’s Degree from the University of Michigan. She holds an MBA in Finance and a Master of International Affairs, both from Columbia University.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and companies. NFP is headquartered in New York and operates a distribution network of over 180 owned firms. For more information, please visit www.nfp.com.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
Marc Gordon	Elliot Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4033	212-301-4060

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to high net worth individuals and companies, (4) NFP's ability, through its operating structure, to respond quickly and effectively to regulatory, operational or financial situations, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) developments in the pricing, design or underwriting of insurance products or in NFP’s relationships with insurance companies, (8) changes in premiums and commission rates and the rates of other fees paid to NFP’s firms, including life settlement and registered investment advisory fees, (9) adverse developments or volatility in the markets in which NFP operates, resulting in fewer sales in financial services and products, including the availability of credit in connection with the purchase of such products and services, (10) adverse results or other consequences from litigation, arbitration, regulatory investigations and inquiries, or internal compliance initiatives, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices and subpoenas received from various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions, (13) changes in interest rates or general economic and credit market conditions, (14) securities and capital markets behavior, including fluctuations in the price of NFP’s common stock, (15) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (16) the impact of the adoption of certain accounting treatments , including FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”  and SFAS No. 141 (revised 2007), “Business Combinations,” (17) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations or those arising from compliance with state or federal laws, and (18) other factors described in NFP's filings with the Securities and Exchange Commission (the “SEC”), including those set forth in NFP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 19, 2008.  Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.